UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2022

SportsTek Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40062	85-4265519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 S. Utica Place, Suite 450
Tulsa, OK 74114
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (918) 957-1086

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SPTKU	The Nasdaq Stock Market LLC

Shares of Class A common stock included as part of the units	SPTK	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPTKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2022, SportsTek Acquisition Corp., a Delaware corporation (the “Company”), received a deficiency notice from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the resignation of Sashi Brown, a member of the board of directors of the Company (the “Board”) on September 9, 2022, the Company is not in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5605 regarding the composition of the Board, because a majority of the Board is not comprised of independent directors.

The Nasdaq letter further provided that, consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Company with a cure period in order to regain compliance with such rule until the earlier to occur of (i) the Company’s next annual stockholders meeting or September 9, 2023; or (ii) if the next annual stockholders’ meeting is held before March 8, 2023, then the Company must evidence compliance no later than March 8, 2023.

The Company expects to regain compliance with Nasdaq Listing Rule 5605 prior to the expiration of the cure period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2022

SportsTek Acquisition Corp.

	By:	/s/ Timothy W. Clark
		Name:	Timothy W. Clark
		Title:	Chief Financial Officer and Chief Operating Officer